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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 33-71286, 33-51377, 33-38501, and 33-29801 on Form S-3, and Nos. 33-61035, 33-39873, and 333-88419 on Form S-8 of Cascade Natural Gas Corporation of our reports dated November 10, 2000, appearing in this Annual Report on Form 10-K of Cascade Natural Gas Corporation for the year ended September 30, 2000.

DELOITTE & TOUCHE LLP

Seattle, Washington
December 18, 2000

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INDEPENDENT AUDITORS' CONSENT